Exhibit 10.18

REPAYMENT AGREEMENT

This Repayment Agreement (this “Agreement”) is entered into on August 14, 2023 by and between NewGenIvf Limited, a Cayman Islands exempted company (“NewGenIvf”), Mr. Siu, Wing Fung Alfred and Ms. Fong, Hei Yue Tina (collectively, the “Debtors”). NewGenIvf and the Debtors are hereinafter collectively referred as the “Parties”.

WHEREAS, an aggregate amount (“the Amount”) was distributed to the Debtors by NewGenIvf, and the Debtors have partially repaid the Amount.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The Parties hereby recognize that US$2,240,872 (the “Outstanding Debt Amount”) of the Amount was outstanding as of December 31, 2022.

2. The Debtors jointly and severally undertake to fully repay the Outstanding Debt Amount to NewGenIvf at no interest no later than December 31, 2023.

3. The conclusion, validity, interpretation, modification and termination of this Agreement and the resolution of disputes shall be governed by Hong Kong law. The courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

NewGenIvf Limited

By:	/s/ Siu, Wing Fung Alfred
Name:	Siu, Wing Fung Alfred
Title:	Director

Mr. Siu, Wing Fung Alfred

By:	/s/ Siu, Wing Fung Alfred

Ms. Fong, Hei Yue Tina

By:	/s/ Fong, Hei Yue Tina